Exhibit (C)(2)(C)

Deals & Valuations

Endesa Américas S.A.

Economic valuation and share exchange ratio

Strictly private and confidential

27 July 2016

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Contents

Agenda Page

1 Economic valuation results 3

2 Results by country 6

3 Results and main assumptions by business 8

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Section 1

Economic valuation results

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1 Economic valuation results Contents

Economic valuation results using “DCF”

Enersis Américas, Endesa Américas and Chilectra Américas

Economic valuation results

as of 30 June 2016

Enersis Endesa Chilectra

USD in millions Américas Américas Américas

Colombia 2,966 1,280 226

Peru 2,663 1,582 219

Brazil 2,054 731 372

Country Argentina 49 52 6

Subtotal 7,731 3,644 822

Net cash (*) 1,245 62(136)

Other Corporate costs allocation (308)(34)(37)

Other adjustments 96 132 17

Total Equity (USD millions) 8,763 3,803 666

Total Equity (CLP millions) 5,795,693 2,515,488 440,580

Number of shares 49,092,772,762 8,201,754,580 1,150,742,161

Price per share (CLP/share) 118 307 383

Share exchange ratio 2.5979 3.2431

(*) Net cash of Chilectra América considers USD 181 M (CLP 120.000 M) in dividends to be distributed to its shareholders around September—October 2016.

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1 Economic valuation results Contents

Economic valuation results using “DCF”

Enersis Américas, Endesa Américas and Chilectra Américas

Sensitivity analysis

as of 30 June 2016

Enersis Américas

Endesa Américas

Chilectra Américas

Min. Base Max.

Equity (USD millions) 8,361 8,763 9,225

Price per share (CLP /share) 113 118 124

Equity (USD millions) 3,756 3,803 3,846

Price per share (CLP/share ) 303 307 310

Share exchange ratio 2.6892 2.5979 2.4954

Before dividend distribution Chilectra AM 2.5979

Equity (USD millions) 571 666 774

Price per share (CLP/share) 328 383 445

Share exchange ratio 2.9143 3.2431 3.5801

Before dividend distribution Chilectra AM 4.1264

Board proposal to the Shareholders

2 .8 0

5 .0 0

(g real – 0.8%)—Dx Brasil (g real + 0.2%)—Dx Colombia, Perú y Brasil

- Tx Brasil—Tx Brasil

(WACC + 0.6%)—Dx Colombia, Perú y Brasil(WACC – 0.6%)—Dx Colombia, Perú y Brasil

- Tx Brasil—Tx Brasil

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Section 2

Results by country

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2 Results by country Contents

Results by country

Equity 100% in USD millions

Argentina Brazil Colombia Peru

[CELLRANGE]

Dx: 34%

[CELLRANGE]

Gx: 66%

Dx: 33%

[CELLRANGE] Tx: 12%

Gx: 68%

Tx: (18%)

Dx: 54%

Dx: 19%

[CELLRANGE] Gx: 30%

Gx: 98%

*Argentina considers 100% of its value. Gx Dx Tx Others

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Section 3

Results and main assumptions by business

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3 Results and main assumptions by business Contents

Generation business (Gx)

Equity 100% in USD millions

Argentina Brazil Colombia Peru

4,761

End of

End of concession

concession 2031

2025

End of 2,215

End of concession

concession 2027

2023

431 339 395

170 209

67

Hidroeléctrica El Central Dock Sud Cachoeira C.G.T Fortaleza Emgesa Edegel Chinango Empresa Electrica

Chocón De Piura

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3 Results and main assumptions by business Contents

Distribution business (Dx)

Equity 100% in USD millions

Argentina Brazil Colombia Peru

2,445

Total

customers

MM 2.9

Total 1,348

customers

MM 3.0 Total

Total 937 customers

customers

MM 2.5 MM 1.3

Total 479

customers

MM 3.8

48

Edesur Coelce Ampla Energia e Servicos Codensa Edelnor

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3 Results and main assumptions by business Contents

Nominal discount rate in local currency and long-term inflation rates

25.86% Long-term real growth rate

24.88% 24.17% “g real” = 0%

13.71% 12.97% 12.57%

11.50%

10.94% 10.27% 9.96%

9.28% 8.67% 8.46%

4.60%

3.50%

2.40%

Argentina Brazil Colombia Peru

Generation Distribution Transmission Long-term inflation rate

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3 Results and main assumptions by business Contents

Summary valuations

Valuations comparison

as of 30 June 2016

Enersis Américas Endesa Américas Chilectra Américas

Min. Max. Min. Max. Min. Max.

Equity (US D millions) 8,361 9,225 3,756 3,846 571 774

DCF Price per share (CLP /share ) 113 124 303 310 328 445

Share exchange ratio 2.6892 2.4954 2.9143 3.5801

Equity (US D millions) 8,173 8,756 3,490 3,705 606 703

Maket multiple Price per share (CLP /share) 110 118 281 299 349 404

Share exchange ratio 2.5558 2.5328 3.1657 3.4265

Equity (U S D millions) 7,087 8,667 3,453 3,901 773 776

Market

Price per share (CLP/share) 95 117 278 315 444 446

capitalization

Share exchange ratio 2.9161 2.6942 4.6502 3.8202

Board proposal to the Share holders 2.85.0

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